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                                                                   EXHIBIT 23(c)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of (i) our report dated January 22, 1997 included in the Annual Report on Form 10-K of Peoples Heritage Financial Group, Inc. for the year ended December 31, 1996, which report refers to a change in method of accounting for mortgage servicing rights effective January 1, 1995, (ii) our reports relating to Community Bankshares, Inc. dated January 22, 1997 included in (x) the Current Report on Form 8-K of CFX Corporation filed on December 12, 1997, incorporated herein by reference to such Current Report on Form 8-K, and
(y) the Annual Report on Form 10-K of Community Bankshares, Inc. for the year ended December 31, 1996, incorporated herein by reference to the Current Report on Form 8-K of CFX Corporation filed on August 29, 1997, and (iii) our reports dated January 22, 1996 relating to The Safety Fund Corporation included in (x) the Current Report on Form 8-K of CFX Corporation filed on December 12, 1997, incorporated herein by reference to such Current Report on Form 8-K, and (y) the Annual Report on Form 10-K of The Safety Fund Corporation for the year ended December 31, 1996, incorporated herein by reference to the Current Report on Form 8-K of CFX Corporation filed on August 29, 1997, and to the references to our firm under the heading "Experts" in the Prospectus/Joint Proxy Statement.

                                          KPMG PEAT MARWICK LLP
Boston, Massachusetts
December 29, 1997